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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 13, 2000




                              VIRTUALFUND.COM, INC.
             (Exact name of registrant as specified in its charter)



       Minnesota                        0-18114                 41-1612861
     (State or other               (Commission File No.)       (IRS Employer
jurisdiction of incorporation)                              Identification No.)


                               7090 Shady Oak Road
                          Eden Prairie, Minnesota 55344
              (Address of registrant's principal executive offices)



                                 (952) 941-8687
                         (Registrant's telephone number)



                                 Not Applicable
         (Former name or former address, if changed since last report.)
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Item 2.  Disposition of Assets.

Sale Of Digital Graphics Business Unit. On June 13, 2000, VirtualFund.com, Inc. ("VirtualFund") completed the sale of its Digital Graphics Business Unit ("DGBU") to MacDermid Graphic Arts, a wholly owned subsidiary of MacDermid Incorporated (NYSE:MRD). The VirtualFund Digital Graphics Business Unit includes the assets and liabilities of ColorSpan Corporation, Kilborn Photo Products, Inc. and SuppliesByAir. MacDermid Graphic Arts ("MacDermid") is a supplier of consumable products and services for the printing, packaging, and converting industries. The new company will be known as MacDermid ColorSpan.

Sale price for the disposition was $50 million in cash, subject to post-closing adjustments as agreed on by both companies. The transaction provides for MacDermid to assume working capital assets (DGBU inventory and receivables) and working capital liabilities (DGBU accounts payable and accrued expenses).

VirtualFund's press release issued June 14, 2000, which describes such transaction in more detail, is filed herewith as Exhibit 99.2.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June 26, 2000
                                       VIRTUALFUND.COM, INC.
                                       (Registrant)


                                       By  /s/ Timothy N. Thurn
                                           -------------------------------------
                                           TIMOTHY N. THURN
                                           Chief Financial Officer
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                              VIRTUALFUND.COM, INC.
                             EXHIBITS TO FORM 8-K
                                 JUNE 13, 2000


The following exhibits are filed with this Form 8-K:

  Exhibit 10.7  -  Asset Purchase Agreement, dated as of June 13, 2000, by and among the Registrant, and its subsidiaries and MacDermid Incorporated, and certain of its subsidiaries.

  Exhibit 10.8  -  Non-Compete Agreement by and among certain officers of the
                   Registrant And MacDermid Incorporated.

  Exhibit 99.2  -  Press Release dated June 14, 2000.